UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: February 21, 2008

MEXORO MINERALS LTD.
(formerly SUNBURST ACQUISITIONS IV, INC.)
 (Exact name of registrant as specified in its charter)

Colorado	0-23561	84-1431797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

C. General Retana #706 Col San Felipe Chihuahua, Chih. Mexico	31203
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:  + (52) 614 426 5505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors

Appointment of Director      On February 20, 2008, the Company’s directors, Mario Ayub and Robert Knight, appointed Francisco Ramon Quiroz Luna (“Barry Quiroz”) as director to fill the vacancy on the Board of Directors.

The Company does have an employment agreement with the newly appointed director.

The following table sets forth the names of the officers and directors of the Company after the new appointments.

NAME	POSITION

Robert Knight	Director, President

Mario Ayub	Director, COO

Barry Quiroz	Director

Biographical Information

Barry Quiroz began his career in 1987 as a mapping geologist in Magdalena, Sonora, Mexico looking for borate deposits. In 1991 he joined BHP (BHP Billiton) and since then has worked as an exploration geologist, project geologist, project manager and program leader on a variety of projects and mining properties in Mexico, United States, Canada, Central and South America, Australia, China, Mongolia and Kazakhstan.

•
His experience includes 19 years in minerals exploration looking for borates, base and precious metals and porphyry copper deposits involved in designing, executing and managing all aspects of minerals exploration program and projects.

•	2005 to 2006 - Program Leader for BHP Billiton China; Beijing, China
•	2004 to 2005 - Senior Project Geologist for BHP Billiton Ltd.; Brisbane, Australia
•	2001 to 2004 - Atacama Operations manager for BHP Billiton Chile; Antofagasta, Chile
•	2000 to 2001 - Project Geologist Andes Region for BHP Chile Inc.; Santiago, Chile
•	1997 to 1998 - Project Geologist, Escondida Porphyry Copper Mine for BHP Minerals Inc.; Antofagasta Chile
•	1994 to 1997 - Project Geologist – Mexico for Minera BHP; Hermosillo, Sonora, Mexico,
•	1991 to 1994 - Exploration Geologist for Minera BHP-Utah; Hermosillo, Sonora, Mexico
•	1990 to 1991 - Exploration Geologist for Compañia Minera Fresnillo; Hermosillo, Sonora, Mexico
•	1987 to 1990 – Geologist for Materias Primas Magdalena: Magdalena, Sonora, Mexico

Mr. Quiroz obtained a Masters in Science in the field of Economic Geology from the University of Arizona in Tucson, Arizona, USA and a Bachelors of Science in Geology from the Universidad Autonoma de Chihuahua in Chihuahua, Chihuahua, Mexico.

He is a member of the Society of Economic geologists.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

MEXORO MINERALS, LTD.

By:   /s/Robert Knight                         .
Robert Knight, President and Director
February 22, 2008